[Letterhead of Ehrenreich Eilenberg Krause & Zivian LLP]

                                                                    Exhibit 5(a)

                                                                October 25, 1999

Digital Lava, Inc.
13160 Mindanao Way, Suite 350
Marina Del Rey, California  90292


               Re:   Post-Effective Amendment No.1 to
                     Registration Statement on Form SB-2
                     Relating to 880,436 Shares of Common Stock

Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") relating to up to 880,436 shares of Common Stock, par value $.0001 per share, of Digital Lava, Inc. (the "Company") that may from time to time be sold by the holders thereof (the "Selling Security Holders"). Such 880,436 shares are referred to as the "Securities."

     We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company (including amendments thereto), the Amended and Restated By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

     Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

     We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,
                                        Ehrenreich Eilenberg Krause & Zivian LLP